HORIZON FUNDS

THIRD AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT, dated as of the last date on the signature block to the Distribution Agreement dated as of February 8, 2016, (the “Agreement”), is entered into by and between the HORIZON FUNDS, a Delaware statutory trust (the “Trust”), and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor").

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust desires to add funds to its series; and

WHEREAS, Section 11.B of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

The following funds are added to Amended Exhibit A:

Horizon U.S. Risk Assist® Fund

Horizon Multi-Asset Income Fund

Horizon Sustainable Risk Assist® Fund

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

hoRIZON FUNDS	QUASAR DISTRIBUTORS, LLC

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

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Amended Exhibit A to the Distribution Agreement – Horizon Funds

Fund Names

Separate Series of Horizon Funds

Name of Series

Horizon Active Asset Allocation Fund

Horizon Active Risk Assist® Fund

Horizon Active Income Fund

Horizon Defined Risk Fund

Horizon Dynamic Dividend Fund

Horizon U.S. Risk® Assist Fund

Horizon Multi-Asset Income Fund

Horizon Sustainable Risk Assist® Fund

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